UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Market Street, Warsaw, Indiana 46580
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2006, Symmetry Medical Inc. through its wholly owned subsidiary Symmetry Medical USA, Inc. (“Symmetry Medical”), entered into a definitive Stock Purchase Agreement and closed on the acquisition of all the outstanding shares of Riley Medical, Inc. (“Agreement”). Registrant refers to Item 2.01 below and the press release furnished as Exhibit 99.1 for additional details. The information set forth under Item 2.01 below is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 2, 2006, Symmetry Medical signed a definitive agreement and acquired all of the stock of Riley Medical, Inc., a privately owned company based in Auburn, Maine, and Riley Medical Europe S.A., its Swiss subsidiary (collectively “Riley Medical”) in accordance with the Agreement referenced above in Item 1.01.

Riley Medical is a leading manufacturer of standard and custom cases, trays and containers to the medical device industry. Pursuant to the Agreement, Symmetry Medical acquired all issued and outstanding stock and real estate of Riley Medical for a cash purchase price of Forty-Five Million United States Dollars ($45,000,000). Please see press release furnished as Exhibit 99.1 for additional details.

Item 2.02. Results of Operations and Financial Condition.

On May 3, 2006, Symmetry Medical Inc. issued a press release containing earnings information for its first fiscal quarter of 2006. A copy of the press release is being furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Shell Company Transaction: N/A

(d)	Exhibits.

99.1	“Symmetry Medical Acquires Riley Medical” Press Release issued by Symmetry Medical Inc. dated May 3, 2006.
99.2	“Symmetry Medical Reports First Quarter 2006 Results” Press Release issued by Symmetry Medical Inc. dated May 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/ Fred Hite

Date: 5/3/06	Name:	Fred Hite
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	“Symmetry Medical Acquires Riley Medical” Press Release issued by Symmetry Medical Inc. dated May 3, 2006.
99.2	“Symmetry Medical Reports First Quarter 2006 Results” Press Release issued by Symmetry Medical Inc. dated May 3, 2006.